Exhibit (a)(1)(C)

SINGULAR GENOMICS SYSTEMS, INC.

3010 Science Park Road

San Diego, CA 92121

OPTION EXCHANGE - ELECTION FORM

THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., PACIFIC TIME,

ON FRIDAY, AUGUST 19, 2022, UNLESS EXTENDED

Before completing and signing this Election Form, we encourage you to read the documents that make up this tender offer, including (1) the Offer to Exchange Eligible Option(s) for New Option(s), dated July 25, 2022, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from Singular Genomics Systems, Inc. (“Singular,” “we,” “us,” “our” or the “Company”), describing the terms of the Exchange Offer (the “Offer Documents”); (2) the email from Singular on July 25, 2022 announcing the commencement of the Exchange Offer; and (3) this Election Form, including the Agreement to the Terms of Election and Instructions to Election Form attached below. The Exchange Offer is subject to the terms set forth in the Offer Documents, as they may be amended. The Exchange Offer expires at 6:00 P.M., Pacific Time, on Friday, August 19, 2022, unless extended. All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.

PLEASE CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS BELOW AND ATTACHED TO THIS FORM.

If you wish to participate in the Exchange Offer with respect an Eligible Option, please check the box next to “Yes, exchange Eligible Option for New Option” in order to tender all of such Eligible Option in exchange for the grant of New Option under the terms of the Exchange Offer. If you wish to tender part of an Eligible Option, please check the box next to “Yes, exchange ______ Partial Eligible Option for New Option” and write in the whole number of options you wish to tender. If you check the box next to “No, retain Eligible Option” with respect to an Eligible Option, such Eligible Option will remain outstanding subject to its original terms, and no New Option(s) will be granted to you in exchange for such Eligible Option.

If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Option(s) subject to their original terms, and no New Option(s) will be granted to you.

If you wish to reject the Exchange Offer and retain all of your Eligible Option(s), you may check the box next to “No, reject the Exchange Offer and retain all Eligible Option(s)” above the table set forth below.

If Singular extends the expiration of the Exchange Offer past the original Expiration Time on Friday, August 19, 2022, to the extent any of your Eligible Option(s) are currently treated as “incentive stock options” (“ISOs”) and you would like to retain the ISO status of such Eligible Option(s), you must affirmatively elect to retain such Eligible Option(s) by checking the box(es) below next to “No, retain Eligible Option” with respect to such Eligible Option(s), or, if applicable, the box next to “No, reject the Exchange Offer and retain all Eligible Option(s),” and return this Election Form to Singular on or before 6:00 P.M., Pacific Time, on Friday, August 19, 2022.

Please complete this Election Form to Singular via DocuSign.

See the Instructions to Election Form attached to this Election Form for additional information.

Employee Name: [NAME]

☐ No, reject the Exchange Offer and retain all Eligible Option(s). If you check this box, you do not need to make any elections in the table below.

Eligible Option(s)					New Option(s)	Election to tender Eligible Option in exchange for New Option(s)
Grant Number	Grant Date	Grant Type	Exercise Price	Eligible Shares	Shares
☐ Yes, exchange Eligible Option for New Option ☐ No, retain Eligible Option ☐ Yes, exchange _________ Partial Eligible Option for New Option

☐ Yes, exchange Eligible Option for New Option ☐ No, retain Eligible Option ☐ Yes, exchange _________ Partial Eligible Option for New Option

☐ Yes, exchange Eligible Option for New Option ☐ No, retain Eligible Option ☐ Yes, exchange _________ Partial Eligible Option for New Option

YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE EXCHANGE OFFER AS SET FORTH IN THE OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO.

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the expiration time, which is 6:00 P.M., Pacific Time, on Friday, August 19, 2022, unless extended. The last valid election submitted to Singular prior to the expiration of the Exchange Offer shall be effective and supersede any prior Election Forms you submit.

Employee Name: [NAME]

(Signature)

Print Name:
Date:

AGREEMENT TO THE TERMS OF ELECTION

To:	Singular Genomics Systems, Inc. (“Singular”)
3010 Science Park Road
San Diego, CA 92121
Email: equity@singulargenomics.com

By signing and submitting this Election Form, I acknowledge and agree that:

1.

I have received from Singular the Offer to Exchange Eligible Option(s) for New Option(s), including the Summary Term Sheet—Questions and Answers, dated July 25, 2022 (collectively, the “Offer Documents”), and upon making an election herein, I agree to all of the terms and conditions of the Offer Documents.

2.

I tender to Singular for exchange the Eligible Option(s) specified on this Election Form and understand that, upon acceptance by Singular, this Election Form will constitute a binding agreement between Singular and me. I have checked the box(es) corresponding to the Eligible Option(s) that I elect to tender for exchange. I understand that any election that I make to tender an option for exchange that does not qualify as an Eligible Option will not be accepted, and such options will remain outstanding subject to their original terms following the expiration of the Exchange Offer.

3.

If I validly tender an Eligible Option for exchange and such Eligible Option is accepted by Singular, such Eligible Option will automatically be cancelled by Singular in exchange for the grant of one or more New Option(s) with the applicable New Option terms described in the Offer Documents, including, without limitation:

•

Each New Option will have an exercise price equal to the volume weighted average trading price of the Company’s common stock as reported on The Nasdaq Global Select Market (“Nasdaq”) for the 20 consecutive trading days ending immediately prior to the grant date of the New Option(s).

•	Each New Option will represent the right to the same number of shares of our common stock that is underlying my tendered Eligible Option, as a one-for-one exchange.

•	Each New Option will be granted as a nonqualified stock option.

•	Each New Option will be granted under our 2021 Plan, even if my tendered Eligible Option was granted under our 2016 Plan.

•	Each New Option will have the same vesting schedule as my tendered Eligible Option.

•	Each New Option will have the same term as my tendered Eligible Option.

4.

To remain eligible to tender Eligible Option(s) for exchange pursuant to the Exchange Offer, I must remain an Eligible Holder on the date the New Option is granted, which will occur on or promptly following the Expiration Time, which is currently scheduled to be 6:00 P.M., Pacific Time, on Friday, August 19, 2022, unless extended. I understand that if my employment with Singular ceases prior to the date on which the New Option is granted, Singular will not accept my Eligible Option(s) for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Option(s) subject to their original terms and conditions. If I cease providing services to Singular for any reason before the shares underlying my New Option(s) vest, I will forfeit any unvested portion of my New Option(s), subject to the terms of Singular’s 2021 Equity Incentive Plan.

5.	Neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer will be construed as a right to continued employment or service with Singular.

6.

This election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Option(s) at any time until the Expiration Time, as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Option(s) will be irrevocable as of 6:00 P.M., Pacific Time, Friday, August 19, 2022, unless the Exchange Offer is extended. Participation in the Exchange Offer is entirely my decision and should be made based on my personal circumstances. Singular has not authorized any person to make any recommendation on its behalf as to whether or not I should participate in the Exchange Offer.

7.

I may receive certain future confirmation letters or other communications from Singular in connection with the Exchange Offer, including a communication confirming that Singular has received this Election Form and whether Singular ultimately accepts or rejects this Election Form.

INSTRUCTIONS TO ELECTION FORM

1.

DEFINED TERMS. All capitalized terms used in this Election Form but not defined herein have the meanings given in the Offer to Exchange Eligible Option(s) for New Option(s), dated July 25, 2022, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from Singular. The use of “Singular,” “we,” “us,” “our” or the “Company” in this Election Form refers to Singular Genomics Systems, Inc.

2.

EXPIRATION TIME. The Exchange Offer and any rights to tender or to withdraw a tender of Eligible Option(s) expire at 6:00 P.M., Pacific Time, Friday, August 19, 2022, unless the Exchange Offer is extended.

3.

DELIVERY OF ELECTION FORM. If you intend to tender Eligible Option(s) under the Exchange Offer, a signed copy of this Election Form must be received by Singular via DocuSign before 6:00 P.M., Pacific Time, on Friday, August 19, 2022 (or such later date as may apply if the Exchange Offer is extended).

Your Election Form will be effective only upon receipt by us. You are responsible for making sure that the Election Form is delivered via DocuSign as indicated above. You must allow for sufficient time to complete and submit this Election Form to ensure that we receive your Election Form on time.

You are not required to tender any of your Eligible Option(s) for exchange. If you choose to tender one or more of your Eligible Option(s) for exchange, please check the box on your Election Form corresponding to each Eligible Option that you wish to tender for exchange. You do not need to return your stock option agreements relating to any tendered Eligible Option(s), as they will be automatically cancelled if we accept your Eligible Option(s) for exchange and grant you New Option(s).

4.

WITHDRAWAL OF ELECTION. Tenders of Eligible Option(s) made under the Exchange Offer may be withdrawn at any time before 6:00 P.M., Pacific Time, on Friday, August 19, 2022, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time.

To withdraw tendered Eligible Option(s), you must deliver a properly completed and signed Notice of Withdrawal via email (by PDF or similar imaged document file) to: equity@singulargenomics.com.

Withdrawals may not be rescinded unless the withdrawn Eligible Option(s) are properly re-tendered before the Expiration Time by following the procedures described in Instruction 3 above.

5.

SIGNATURES. Please sign and date this Election Form via DocuSign. Except as described in the following sentence, this Election Form must be signed by the Eligible Holder who holds the Eligible Option(s) to be tendered using the same name for such Eligible Holder as appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.

REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional or hard copies of the Offer Documents or this Election Form) should be directed via email to: equity@singulargenomics.com.

7.

IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Option(s) tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Option(s) for exchange. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Option(s) for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Option(s) or any particular Eligible Holder before the Expiration Time. No Eligible Option(s) will be accepted for exchange until the Eligible Holder exchanging the Eligible Option(s) has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Time. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Option(s).

8.	ALTERNATIVE, CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

9.

IMPORTANT U.S. TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum included in the Offer Documents, which contains important U.S. tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.